Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Fourth Quarter and Full Year 2010 Results

LITITZ, Pa.--(BUSINESS WIRE)--January 26, 2011--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the fourth quarter ended December 31, 2010 was $9.7 million, or $0.08 per diluted share, compared to $3.4 million for the fourth quarter of 2009, or $0.04 per diluted share. Net income for the year ended December 31, 2010 was $16.3 million, or $0.13 per diluted share, compared to net loss of ($4.0) million or ($0.05) per share for the year ended December 31, 2009.

Full Year/Fourth Quarter Financial Results:

  Net loans and leases decreased 2% to $9.6 billion from December 31, 2009.
    Consumer loans increased 25% from December 31, 2009.
    Real estate secured - residential loans increased 13% from December 31, 2009.
    Real estate secured - commercial loans decreased 2% from December 31, 2009.
    Leases decreased 11% from December 31, 2009.
    Commercial loans decreased 11% compared to December 31, 2009.
    Real estate - construction loans decreased 21% from December 31, 2009.
  Total deposits increased 2% to $9.2 billion from December 31, 2009.
    Interest-bearing demand deposits increased 12% from December 31, 2009.
    Non-interest-bearing demand deposits increased 9% from December 31, 2009.
    Savings deposits increased 3% from December 31, 2009.
    Time deposits decreased 8% from December 31, 2009.
  Net interest margin for the year increased 9 basis points to 3.67% compared to 3.58% for 2009. For the fourth quarter 2010, net interest margin decreased 16 basis points to 3.61% compared to 3.77% for the fourth quarter of 2009.
  Net charge-offs as a percentage of average loans and leases for the year ended December 31, 2010 were 1.46% compared to 1.32% for 2009. Net charge-offs as a percentage of loans and leases for the fourth quarter of 2010 were 1.42% compared to 2.06% for the fourth quarter of 2009. Non-performing assets as a percentage of loans, leases and foreclosed real estate were 2.23% at December 31, 2010 compared to 2.48% at December 31, 2009.

  Common equity was $2.0 billion, or $15.27 per common share, at December 31, 2010 compared to $1.7 billion, or $19.53 per common share, at December 31, 2009.
  Susquehanna’s regulatory capital ratios are as follows:

	At December 31, 2010	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.56%	N/A
Tier 1 Common Ratio	9.58%	N/A
Leverage Ratio	10.27%	5.0%
Tier 1 Capital Ratio	12.65%	6.0%
Total Risk-Based Capital Ratio	14.72%	10.0%

  Return on average assets and average tangible equity(2) for the year ended December 31, 2010 finished at 0.23% and 3.69%, respectively. This compared to results of 0.09% and 2.19% for the same measurements, respectively, for 2009. Return on average assets and average tangible equity(2) for the fourth quarter ended December 31, 2010 finished at 0.37% and 5.59%, respectively. This compared to results of 0.22% and 4.04% for the same measurements, respectively, for the fourth quarter of 2009.

(1) Includes deferred tax liability associated with intangibles of $42.5 million.

(2) A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Results (Fourth Quarter 2010 vs. Third Quarter 2010)

  Net loans and leases decreased 1% from September 30, 2010.
    Consumer loans increased 5% from September 30, 2010.
    Real estate secured – residential loans were flat compared to September 30, 2010.
    Commercial loans decreased 1% from September 30, 2010.
    Real estate secured – commercial loans decreased 1% from September 30, 2010.
    Leases decreased 3% from September 30, 2010.
    Real estate construction loans decreased 4% from September 30, 2010.
  Total deposits remained flat at $9.2 billion from September 30, 2010.
    Interest-bearing demand deposits increased 3% from September 30, 2010.
    Savings deposits increased 1% from September 30, 2010.
    Non-interest bearing demand deposits increased 1% from September 30, 2010.
    Time deposits decreased 4% from September 30, 2010.
  Net interest margin increased 3 basis points to 3.61% compared to the third quarter of 2010.

  Net charge-offs as a percentage of average loans and leases remained flat at 1.42% compared to the third quarter of 2010. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased 30 basis points to 2.23% at December 31, 2010.

“We are pleased to report continuing improvement in credit quality during the fourth quarter, with non-accruing loans reduced by $31 million, compared to the third quarter. In addition, non-performing asset generation was down significantly, from $26 million in the third quarter to $3 million in the fourth quarter,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “Earnings per share doubled, from $0.04 in the third quarter to $0.08 in the fourth quarter.”

“Although 2011 will be another challenging year -- with the economy settling into the ‘new normal’ and regulations still in flux -- we are confident that we have the resources and expertise to adapt and to pursue opportunities for growth as they arise,” Reuter said.

Susquehanna will broadcast its fourth quarter 2010 results conference call over the Internet on January 27, 2011 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2010 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Twelve Months
	4Q10	4Q09	2010	2009
Balance Sheet (EOP)
Investments	$2,417,611	$1,875,267	$2,417,611	$1,875,267
Loans and leases	9,633,197	9,827,279	9,633,197	9,827,279
Allowance for loan & lease losses (ALLL)	191,834	172,368	191,834	172,368
Total assets	13,954,085	13,689,262	13,954,085	13,689,262
Deposits	9,191,207	8,974,363	9,191,207	8,974,363
Short-term borrowings	770,623	1,040,703	770,623	1,040,703
Federal Home Loan Bank borrowings	1,101,620	1,023,817	1,101,620	1,023,817
Other long-term debt	498,918	448,374	498,918	448,374
Shareholders' equity	1,984,802	1,981,081	1,984,802	1,981,081

Stated book value per common share	15.27	19.53	15.27	19.53
Tangible book value per common share	7.18	7.25	7.18	7.25

Average Balance Sheet
Investments	$2,350,981	$1,848,506	$2,084,914	$1,868,370
Loans and leases	9,608,510	9,867,971	9,799,673	9,809,873
Total earning assets	12,084,056	11,801,272	11,990,084	11,782,774
Total assets	13,984,819	13,665,199	13,899,885	13,689,558
Deposits	9,253,743	8,948,477	9,185,673	9,024,650
Other short-term borrowings	603,579	1,088,342	627,704	976,975
FHLB borrowings	1,104,962	977,896	1,056,128	1,033,536
Other long-term debt	712,186	448,313	713,101	448,245
Shareholders' equity	2,081,877	1,976,796	2,084,840	1,958,553

Income Statement
Net interest income	$106,573	$108,639	$426,506	$408,816
Provision for loan and lease losses	35,000	55,000	163,000	188,000
Noninterest income	39,788	45,977	152,148	163,699
Noninterest expense	95,971	92,953	382,650	382,472
Income before taxes	15,390	6,663	33,004	2,043
Provision for (benefit from) income taxes	2,417	(942)	1,157	(10,632)
Net income	12,973	7,605	31,847	12,675
Net income (loss) applicable to common shareholders	9,739	3,440	16,275	(3,984)
Basic earnings per common share	0.08	0.04	0.13	(0.05)
Diluted earnings per common share	0.08	0.04	0.13	(0.05)
Cash dividends paid per common share	0.01	0.01	0.04	0.37

Asset Quality
Net charge-offs (NCOs)	$34,281	$51,202	$143,534	$129,381

Nonaccrual loans & leases	$196,895	$219,554	$196,895	$219,554
Foreclosed real estate	18,489	24,292	18,489	24,292
Total nonperforming assets (NPAs)	$215,384	$243,846	$215,384	$243,846

Restructured loans	$114,566	$58,244	$114,566	$58,244
Loans & leases 90 days past due	20,588	14,820	20,588	14,820

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

RATIO ANALYSIS	4Q10	4Q09	2010	2009

Credit Quality
NCOs / Average loans & leases	1.42%	2.06%	1.46%	1.32%
NPAs / Loans & leases + foreclosed real estate	2.23%	2.48%	2.23%	2.48%
ALLL / Nonaccrual loans & leases	97.43%	78.51%	97.43%	78.51%
ALLL / Total loans & leases	1.99%	1.75%	1.99%	1.75%

Capital Adequacy
Equity / Assets	14.22%	14.47%	14.22%	14.47%
Long-term debt / Equity	25.14%	22.63%	25.14%	22.63%

Profitability
Return on average assets	0.37%	0.22%	0.23%	0.09%
Return on average equity	2.47%	1.53%	1.53%	0.65%
Return on average tangible equity (1)	5.59%	4.04%	3.69%	2.19%
Net interest margin	3.61%	3.77%	3.67%	3.58%
Efficiency ratio	64.07%	58.80%	64.62%	65.28%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	4Q10	4Q09	2010	2009
Return on average equity (GAAP basis)	2.47%	1.53%	1.53%	0.65%
Effect of excluding average intangible assets and related amortization	3.12%	2.51%	2.16%	1.54%
Return on average tangible equity	5.59%	4.04%	3.69%	2.19%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2010	2009
	(in thousands, except share data)
Assets
Cash and due from banks	$200,646	$203,240
Unrestricted short-term investments	52,252	87,966
Cash and cash equivalents	252,898	291,206
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	7,260	0
Restricted short-term investments	34,435	154
Securities available for sale	2,408,943	1,866,346
Securities held to maturity (fair values approximate $8,668 and $8,921	8,668	8,921
Loans and leases, net of unearned income	9,417,801	9,827,279
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	215,396	0
Less: Allowance for loan and lease losses	191,834	172,368
Net loans and leases	9,441,363	9,654,911
Premises and equipment, net	165,557	165,529
Other real estate owned	19,962	24,292
Accrued income receivable	36,121	36,127
Bank-owned life insurance	359,579	355,373
Goodwill	1,018,031	1,018,031
Intangible assets with finite lives	34,076	43,513
Other assets	167,192	224,859
Total assets	$13,954,085	$13,689,262

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,372,235	$1,261,208
Interest-bearing demand	3,646,714	3,262,812
Savings	767,852	743,687
Time	2,168,503	2,540,805
Time of $100 or more	1,235,903	1,165,851
Total deposits	9,191,207	8,974,363
Federal Home Loan Bank short-term borrowings	300,000	100,000
Other short-term borrowings	770,623	1,040,703
Federal Home Loan Bank long-term borrowings	801,620	923,817
Other long-term debt	176,038	176,050
Junior subordinated debentures	322,880	272,324
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	207,036	0
Accrued interest, taxes, and expenses payable	46,449	47,688
Deferred taxes	33,729	87,981
Other liabilities	119,701	85,255
Total liabilities	11,969,283	11,708,181

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Outstanding: 0 at December 31, 2010 and 300,000 at December 31, 2009	0	292,359
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 129,965,635 at December 31, 2010 and 86,473,612 at December 31, 2009	259,931	172,947
Additional paid-in capital	1,301,042	1,057,305
Retained earnings	481,964	478,167
Accumulated other comprehensive loss, net of taxes of $32,526 and $10,606	(58,135)	(19,697)
Total shareholders' equity	1,984,802	1,981,081
Total liabilities and shareholders' equity	$13,954,085	$13,689,262

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$132,170	$138,702	$538,699	$554,043
Securities:
Taxable	14,880	15,991	55,835	70,319
Tax-exempt	4,047	3,766	14,997	14,940
Dividends	1,018	982	3,982	3,925
Short-term investments	53	68	182	597
Total interest income	152,168	159,509	613,695	643,824
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,977	5,313	23,452	23,814
Time	17,521	27,378	80,511	136,481
Federal Home Loan Bank short-term borrowings	2,352	6	3,101	6
Other short-term borrowings	1,879	1,034	4,156	4,267
Federal Home Loan Bank long-term borrowings	8,607	9,838	40,451	40,113
Other long-term debt	9,259	7,301	35,518	30,327
Total interest expense	45,595	50,870	187,189	235,008
Net interest income	106,573	108,639	426,506	408,816
Provision for loan and lease losses	35,000	55,000	163,000	188,000
Net interest income, after provision for loan and lease losses	71,573	53,639	263,506	220,816
Noninterest Income:
Service charges on deposit accounts	8,588	9,011	34,467	37,288
Vehicle origination and servicing fees	1,624	1,503	6,826	6,500
Asset management fees	7,083	6,877	28,362	25,797
Income from fiduciary-related activities	1,884	1,886	7,259	7,156
Commissions on brokerage, life insurance and annuity sales	2,041	2,282	7,567	8,132
Commissions on property and casualty insurance sales	3,160	3,109	12,030	12,555
Income from bank-owned life insurance	1,116	1,334	4,965	5,428
Net gain on sale of loans and leases	3,605	2,782	10,918	10,923
Net realized gain on sales of securities	2,123	6,722	13,408	11,802
Total other-than-temporary impairment, net of recoveries	(839)	(212)	(4,843)	(1,149)
Portion of loss recognized in other comprehensive income (before taxes)	8	0	952	0
Net impairment losses recognized in earnings	(831)	(212)	(3,891)	(1,149)
Other	9,395	10,683	30,237	39,267
Total noninterest income	39,788	45,977	152,148	163,699
Noninterest Expenses:
Salaries and employee benefits	45,563	46,778	191,806	191,628
Occupancy	9,036	8,596	35,997	35,292
Furniture and equipment	3,225	3,707	13,647	14,669
Advertising and marketing	3,730	2,666	12,606	9,058
FDIC insurance	3,480	3,978	16,763	24,214
Amortization of intangible assets	2,349	2,603	9,438	10,531
Vehicle lease disposal	3,448	3,532	14,543	13,917
Other	25,140	21,093	87,850	83,163
Total noninterest expenses	95,971	92,953	382,650	382,472
Income before income taxes	15,390	6,663	33,004	2,043
Provision for (benefit from) income taxes	2,417	(942)	1,157	(10,632)
Net Income	12,973	7,605	31,847	12,675
Preferred stock dividends and accretion	3,234	4,165	15,572	16,659
Net Income (Loss) Applicable to Common Shareholders	$9,739	$3,440	$16,275	($3,984)
Earnings per common share:
Basic	$0.08	$0.04	$0.13	($0.05)
Diluted	$0.08	$0.04	$0.13	($0.05)
Cash dividends per common share	$0.01	$0.01	$0.04	$0.37
Average common shares outstanding:
Basic	129,723	86,365	121,031	86,257
Diluted	129,760	86,365	121,069	86,257

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	December 31, 2010			December 31, 2009
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$124,565	$53	0.17	$84,795	$68	0.32
Investment securities:
Taxable	1,947,974	15,899	3.24	1,499,160	16,973	4.49
Tax-advantaged	403,007	6,225	6.13	349,346	5,794	6.58
Total investment securities	2,350,981	22,124	3.73	1,848,506	22,767	4.89
Loans and leases, (net):
Taxable	9,363,080	129,863	5.50	9,625,027	136,053	5.61
Tax-advantaged	245,430	3,549	5.74	242,944	4,077	6.66
Total loans and leases	9,608,510	133,412	5.51	9,867,971	140,130	5.63

Total interest-earning assets	12,084,056	155,589	5.11	11,801,272	162,965	5.48
Allowance for loan and lease losses	(189,099)			(165,775)
Other non-earning assets	2,089,862			2,029,702

Total assets	$13,984,819			$13,665,199

Liabilities
Deposits:
Interest-bearing demand	$3,638,249	5,684	0.62	$3,147,610	5,022	0.63
Savings	765,389	293	0.15	737,192	291	0.16
Time	3,470,080	17,521	2.00	3,826,018	27,378	2.84
Short-term borrowings	603,579	1,879	1.24	1,088,342	1,034	0.38
FHLB borrowings	1,104,962	10,959	3.93	977,896	9,844	3.99
Long-term debt	712,186	9,259	5.16	448,313	7,301	6.46

Total interest-bearing liabilities	10,294,445	45,595	1.76	10,225,371	50,870	1.97
Demand deposits	1,380,025			1,237,657
Other liabilities	228,472			225,375

Total liabilities	11,902,942			11,688,403

Equity	2,081,877			1,976,796

Total liabilities & shareholders' equity	$13,984,819			$13,665,199

Net interest income / yield on average earning assets		$109,994	3.61		$112,095	3.77

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Twelve-month Period Ended			For the Twelve-month Period Ended
	December 31, 2010			December 31, 2009
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$105,497	$182	0.17	$104,531	$597	0.57
Investment securities:
Taxable	1,720,263	59,818	3.48	1,520,832	74,244	4.88
Tax-advantaged	364,651	23,072	6.33	347,538	22,985	6.61
Total investment securities	2,084,914	82,890	3.98	1,868,370	97,229	5.20
Loans and leases, (net):
Taxable	9,545,296	528,570	5.54	9,583,567	544,117	5.68
Tax-advantaged	254,377	15,583	6.13	226,306	15,272	6.75
Total loans and leases	9,799,673	544,153	5.55	9,809,873	559,389	5.70

Total interest-earning assets	11,990,084	627,225	5.23	11,782,774	657,215	5.58
Allowance for loan and lease losses	(184,304)			(145,163)
Other non-earning assets	2,094,105			2,051,947

Total assets	$13,899,885			$13,689,558

Liabilities
Deposits:
Interest-bearing demand	$3,481,728	22,279	0.64	$2,882,949	22,124	0.77
Savings	766,210	1,173	0.15	731,787	1,690	0.23
Time	3,628,219	80,511	2.22	4,187,549	136,481	3.26
Short-term borrowings	627,704	4,156	0.66	976,975	4,267	0.44
FHLB borrowings	1,056,128	43,552	4.12	1,033,536	40,119	3.88
Long-term debt	713,101	35,518	4.98	448,245	30,327	6.77

Total interest-bearing liabilities	10,273,090	187,189	1.82	10,261,041	235,008	2.29
Demand deposits	1,309,516			1,222,365
Other liabilities	232,439			247,599

Total liabilities	11,815,045			11,731,005

Equity	2,084,840			1,958,553

Total liabilities & shareholders' equity	$13,899,885			$13,689,558

Net interest income / yield on average earning assets		$440,036	3.67		$422,207	3.58

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
Loans and Leases
(Dollars in thousands)

			Total Loans and Leases
			12/31/10		12/31/09
Commercial, financial, and agricultural			$1,816,519		$2,050,110
Real estate - construction			877,223		1,114,709
Real estate secured - residential			2,666,692		2,369,380
Real estate secured - commercial			2,998,176		3,060,331
Consumer			603,084		482,266
Leases			671,503		750,483
Total loans and leases			$9,633,197		$9,827,279

	Nonaccrual Loans and Leases
	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09
Commercial, financial, and agricultural	$20,012	$22,522	$24,917	$23,009	$20,282
Real estate - construction	57,779	76,418	89,476	97,234	97,717
Real estate secured - residential	50,973	47,564	48,213	52,749	37,254
Real estate secured - commercial	65,313	77,858	70,785	70,635	59,181
Consumer	1	2	4	24	27
Leases	2,817	3,054	3,983	4,012	5,093
Total nonaccrual loans and leases	$196,895	$227,418	$237,378	$247,663	$219,554

	Restructured Loans
	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09
Commercial, financial, and agricultural	$15,877	$14,796	$15,391	$15,042	$8,512
Real estate - construction	6,125	4,847	4,149	3,792	2,900
Real estate secured - residential	11,300	20,236	7,625	5,419	203
Real estate secured - commercial	81,034	78,692	51,823	30,785	46,629
Consumer	230	827	607	0	0
Total restructured loans	$114,566	$119,398	$79,595	$55,038	$58,244

	Net Charge-offs
	4Q 2010	3Q 2010	2Q 2010	1Q 2010	4Q 2009
Commercial, financial, and agricultural	$1,527	$4,298	$7,701	$3,792	$11,210
Real estate - construction	20,608	15,017	11,798	11,313	22,893
Real estate secured - residential	5,477	3,117	3,062	5,983	2,294
Real estate secured - commercial	4,130	10,149	10,531	14,530	8,691
Consumer	1,175	451	771	622	842
Leases	1,364	1,648	2,161	2,309	5,272
Total net charge-offs	$34,281	$34,680	$36,024	$38,549	$51,202

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net